EXHIBIT 4.2

Execution Version

AMENDED AND RESTATED DECLARATION OF TRUST

of

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013

among

CEI FUNDING LLC,

OE FUNDING LLC

and

TE FUNDING LLC,

acting jointly as Settlors

and

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Delaware Trustee

and

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY,

OHIO EDISON COMPANY

and

THE TOLEDO EDISON COMPANY,

as Administrative Trustee

Dated as of June 20, 2013

i

THIS AMENDED AND RESTATED DECLARATION OF TRUST dated and effective as of June 20, 2013 (as further amended or restated from time to time, the “Declaration”), by the Bond Issuers (as defined below), acting jointly hereunder as settlors, U.S. Bank Trust National Association, a national banking association, acting hereunder not in its individual or corporate capacity but solely as trustee under the laws of the State of Delaware (the “Delaware Trustee”), and The Cleveland Electric Illuminating Company, an Ohio corporation (“CEI”), Ohio Edison Company, an Ohio corporation (“OE”), and The Toledo Edison Company, an Ohio corporation (“TE”), as administrative trustees of the Trust (each an “Administrative Trustee” and collectively with the Delaware Trustee, the “Trustees”).

RECITALS:

WHEREAS, pursuant to the Ohio Revised Code, Section 4928.23 though 4928.2318 (the “Statute”) an electric distribution utility in the state of Ohio may obtain from the Public Utilities Commission of Ohio (the “PUCO”) a financing order (as defined in the Statute) permitting such utility to recover uncollected phase-in costs (as contemplated by the Statute) through the issuance of phase-in-recovery bonds (as defined in the Statute).

WHEREAS, CEI, OE and TE have applied for and received a financing order (as defined in the Statute) from the PUCO, have formed the Bond Issuers to issue phase-in-recovery bonds and have requested the Bond Issuers to form a special purpose trust to hold the bonds issued by the Bond Issuers and to issue pass-through trust certificates.

WHEREAS, the trust was created on May 7, 2013 as a Delaware statutory trust pursuant to a Declaration of Trust and a Certificate of Trust filed with the Delaware Secretary of State. The trust continued hereby (the “Trust”) shall constitute a special purpose trust empowered to issue one or more Tranches (as defined in the Certificate Indenture (as defined below)) of certificates constituting FirstEnergy Ohio PIRB Special Purpose Trust 2013 pass-through trust certificates (the “Certificates”). All such Certificates shall be issued pursuant to a certificate indenture (the “Certificate Indenture”), by and among the Trust and a trustee (the “Certificate Trustee”), initially designated as U.S. Bank National Association and each Tranche of Certificates shall represent fractional undivided beneficial interests in the following bonds: (i) CEI Funding LLC phase-in-recovery bonds (the “CEI Bonds”) issued by CEI Funding LLC, a special purpose limited liability company (the “CEI Bond Issuer”), (ii) OE Funding LLC phase-in-recovery bonds (the “OE Bonds”) issued by OE Funding LLC, a special purpose limited liability company the (“OE Bond Issuer”), and (iii) TE Funding LLC phase-in-recovery bonds (the “TE Bonds”) issued by TE Funding LLC, a special purpose limited liability company (the “TE Bond Issuer” and collectively with the CEI Bond Issuer and OE Bond Issuer, the “Bond Issuers”). The CEI Bonds, OE Bonds and TE Bonds are collectively referred to as the “Bonds.” The Certificate Indenture and this Declaration shall together constitute the governing instrument of the Trust. The Trust shall purchase the Bonds from each Bond Issuer pursuant to a bond purchase agreement (each, a “Bond Purchase Agreement”) relating to the respective Bonds. The Bonds of each Bond Issuer will be issued pursuant to an indenture (each, a “Bond Indenture”), by and between such Bond Issuer and a trustee (the “Bond Trustee”) initially designated for each Bond Indenture as U.S. Bank National Association and secured by a pledge of and lien upon phase-in-recovery property (as defined in the Statute) in the case of (i) the Bond Indenture for the CEI Bond Issuer, purchased by the CEI Bond Issuer from CEI together with substantially all other assets of the CEI Bond Issuer, (ii) the Bond Indenture for the OE Bond Issuer, purchased by the OE Bond Issuer from OE together with substantially all other assets of the OE Bond Issuer, and (iii) the Bond Indenture for the TE Bond Issuer, purchased by the TE Bond Issuer from TE together with substantially all other assets of the TE Bond Issuer. CEI will service the phase-in-recovery property purchased by the CEI Bond Issuer for the benefit of the CEI Bond Issuer pursuant to a phase-in-recovery property servicing agreement (the “CEI Servicing Agreement”), between CEI as servicer (in such capacity, together with any successor servicer, the “CEI Servicer”) and the CEI Bond

Issuer. OE will service phase-in-recovery property purchased by the OE Bond Issuer for the benefit of the OE Bond Issuer pursuant to a phase-in-recovery property servicing agreement (the “OE Servicing Agreement”) between OE as servicer (in such capacity, together with any successor servicer, the “OE Servicer”) and the OE Bond Issuer. TE will service the phase-in-recovery property purchased by the TE Bond Issuer for the benefit of the TE Bond Issuer pursuant to a phase-in-recovery property servicing agreement (the “TE Servicing Agreement”) between TE as servicer (in such capacity, together with any successor servicer, the “TE Servicer”) and the TE Bond Issuer. The CEI Servicing Agreement, OE Servicing Agreement and TE Servicing Agreement are collectively referred to as the “Servicing Agreements” and the CEI Servicer, OE Servicer and TE Servicer are collectively referred to as the “Servicers.”

WHEREAS, this Declaration, the Certificate Indenture, the Bond Purchase Agreements, the Bond Indentures, the Servicing Agreements, the Fee and Indemnity Agreement (defined below), the Phase-In-Recovery Property Purchase and Sale Agreements between (i) CEI, as seller, and the CEI Bond Issuer, (ii) OE, as seller, and the OE Bond Issuer, and (iii) TE, as seller, and the TE Bond Issuer relating to the purchase and sale of phase-in-recovery property, the Administration Agreements between (x) CEI, as administrator, and the CEI Bond Issuer, (y) OE, as administrator, and the OE Bond Issuer, and (z) TE, as administrator, and the TE Bond Issuer (each of CEI, OE and TE, in their respective capacity as administrator, collectively, the “Administrators”), the Underwriting Agreement among the Bond Issuers, CEI, OE, TE, the Trust and the underwriters named therein, relating to the underwriting of the Certificates, and the DTC Agreement (as defined in the Certificate Indenture), are herein collectively referred to as the “Basic Documents.”

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions. All references herein to the “Declaration” or this “Declaration” are to this Amended and Restated Declaration of Trust, all references herein to the “Trust” are to the trust continued hereunder, and all references herein to Articles, Sections, subsections, Schedules and Exhibits are to Articles, Sections, subsections, Schedules and Exhibits of this Declaration, unless otherwise specified. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Recitals hereto.

ARTICLE II. ORGANIZATION

SECTION 2.1 Creation of Trust. The Trust continued hereby shall be known as “FirstEnergy Ohio PIRB Special Purpose Trust 2013,” in which name the Delaware Trustee (only to the extent the Delaware Trustee is expressly required herein) and each Administrative Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust. In addition, each Administrative Trustee may conduct the business of the Trust in its own name, as trustee hereunder, to the extent deemed necessary or appropriate by such Administrative Trustee, in its sole discretion; provided, that such Administrative Trustee may rely conclusively upon an opinion of counsel as to whether any proposed action is necessary or appropriate. It is the intention that the Trust shall constitute a statutory trust under the Delaware Statutory Trust Act (being Chapter 38 of Title 12 of the Delaware Code, 12 Del. C., § 3801 et seq., as the same may be amended from time to time and any successor statute) (the “Statutory Trust Act”), that the Certificate Indenture shall be deemed a part of this Declaration and that this Declaration (together with the Certificate Indenture) shall constitute the governing instrument of the Trust. To the extent that the provisions of this Declaration and the Certificate Indenture conflict with respect to the issuance of the Certificates and the rights of the holders thereof, the Certificate Indenture shall control. The Delaware Trustee filed the Certificate of Trust, substantially in the form attached hereto as Exhibit A, pursuant to § 3810 et seq. of the Statutory Trust Act in connection with the creation of the Trust as a statutory trust under the Statutory Trust Act. The fiscal year of the Trust shall be the calendar year.

SECTION 2.2 Situs of the Trust. The Trust shall be located in Delaware and administered in Delaware, Illinois, New York or such other location as is acceptable to the Bond Issuers. The office of the Trust shall be in care of the Delaware Trustee at the corporate trust office (the “Office”) at 300 Delaware Avenue, 9th Floor, Wilmington, DE 19801 (although any notice, direction, consent or waiver given to the Delaware Trustee hereunder shall also be given in care of the address set forth in Section 7.3(a) hereof), which Office shall be located in Delaware, or at such other address in Delaware as the Delaware Trustee may designate by written notice to the Certificate Trustee, the Bond Issuers, the Bond Trustees, the Servicers, and the holders of the Certificates. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Delaware Trustee or the Certificate Trustee (each in its individual capacity but not as Delaware Trustee or Certificate Trustee, as applicable) from having employees within or outside of the State of Delaware.

SECTION 2.3 Purposes and Powers.

(a) The Trust is constituted solely for the purpose of acquiring and holding the Bonds and issuing the Certificates, applying the proceeds of the Certificates to purchase the Bonds from each Bond Issuer and entering into and performing its obligations under each of the Basic Documents to which it may be a party (which functions the Administrative Trustees or the Delaware Trustee (only to the extent the Delaware Trustee is expressly required herein) shall perform or cause to be performed on behalf of the Trust), and, except as set forth herein, the Trust (and any Person acting on behalf of the Trust) is not authorized or empowered to acquire any other investments or engage in any other activities on behalf of the Trust and, in particular, neither Trustee is authorized or empowered to do anything that would cause the Trust to fail to qualify as a “grantor trust” for federal income tax purposes.

(b) The Trustees shall have all rights and powers set forth herein and, to the extent not inconsistent herewith, in the Statutory Trust Act with respect to accomplishing the purposes of the Trust.

SECTION 2.4 Trust Property.

(a) The Bond Issuers assigned, transferred, conveyed and set over to the Delaware Trustee on behalf of the Trust the sum of $1.00. The Delaware Trustee previously acknowledged receipt of such amount in trust from the Bond Issuers, which amount constituted the initial trust property.

(b) Upon issuance of the Certificates and purchase of the Bonds from each Bond Issuer, the holders of the Certificates shall become the sole and exclusive beneficial owners of the Trust estate established hereby. In accordance with Section 3805(e) of the Statutory Trust Act and subject to the terms and conditions of the Certificate Indenture, at the time that a holder of a Certificate becomes entitled to receive a distribution from the Trust, it has the status of, and is entitled to all remedies available to, a creditor of a statutory trust with respect to the distribution. The Delaware Trustee hereby declares that it shall hold the Bonds of each Bond Issuer, the security interest in the phase-in-recovery property (as defined in the Statute) securing the Bonds of each Bond Issuer, and all other property constituting Trust Property (as defined in the Certificate Indenture) in trust as herein provided for the benefit of the holders of the Certificates, subject to the rights of such holders under the Certificate Indenture, from and after such date until termination of the Trust as herein provided, or under the Basic Documents.

(c) Legal title to the Trust Property shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Property to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Delaware Trustee, a co-trustee and/or a separate trustee, as the case may be.

SECTION 2.5 Issuance of Certificates. The Trust shall execute and deliver the Certificates in accordance with, and only upon satisfaction of the terms of, the Certificate Indenture. Each Certificate shall represent a fractional undivided beneficial interest in the bonds of each Bond Issuer and the other Trust Property, and shall be issued in accordance with the terms of the Certificate Indenture.

SECTION 2.6 Organizational Expenses. The Delaware Trustee shall be reimbursed, but solely from amounts payable by the Bond Issuers under a fee and indemnity agreement dated as of June 20, 2013 among the Bond Issuers, the Certificate Trustee, the Delaware Trustee, and the Trust (the “Fee and Indemnity Agreement”), for organizational expenses of the Trust as they may arise. No Trustee shall have recourse against the Bonds or the payments thereon and proceeds thereof, for the reimbursement of such expenses.

SECTION 2.7 Independent Status. The Trust and each of the Bond Issuers each covenant and agree to hold itself out to the public under its own name as a separate and distinct entity and will each conduct its business so as not to mislead others as to its identity. The Trust (and the Administrative Trustees on behalf of the Trust) shall cause those financial statements and other records required by law, or otherwise required, to be prepared and maintained separate and apart from those of the Bond Issuers.

SECTION 2.8 Tax Treatment; Construction.

(a) It is the intention that the Trust shall be treated as a “grantor trust” for federal income tax purposes and all transactions contemplated by this Declaration will be reported consistently with such treatment.

(b) The provisions of this Declaration shall be construed, and the affairs of the Trust shall be conducted, so as to achieve treatment of the Trust as a “grantor trust” for federal income tax purposes. Accordingly, notwithstanding any other provision hereof to the contrary, this Declaration, along with the Certificate Indenture, shall be construed to establish one or more Tranches of beneficial interests of Certificates, with each such Tranche of the Trust representing undivided beneficial interests in the assets of the Trust and facilitating the direct investment in such assets by the holders of such Tranche of Certificates. The assets of the Trust shall consist of the Bonds of each Bond Issuer and other property described in this Declaration (including by reference to the Certificate Indenture), and the Trustees shall have no power hereunder to vary the investment of the holders of any such Tranche of Certificates.

ARTICLE III. DELIVERY OF CERTAIN DOCUMENTS

SECTION 3.1 Documents Relating to Issuance of Certificates. The Delaware Trustee is hereby directed to execute and deliver on behalf of the Trust from time to time and as instructed in writing by the Bond Issuers, all Basic Documents to which the Trust may be a party, including the Certificate Indenture, the Certificates (including any Certificates issued upon transfer or exchange or as replacement Certificates in accordance with the Certificate Indenture), the Bond Purchase Agreements, the Fee and Indemnity Agreement and the Underwriting Agreement, and any amendment or supplement to any of the foregoing, and each Administrative Trustee is hereby directed to execute and deliver on behalf of the Trust from time to time and as instructed in writing by the Bond Issuers all other documents and instruments as may be necessary or desirable to issue the Certificates pursuant to the provisions of the Certificate Indenture and to purchase the Bonds pursuant to the Bond Purchase Agreements, and any amendment or supplement to any of the foregoing; provided that in the case of the execution and delivery of any amendment or supplement to a document or instrument by the Delaware Trustee and each Administrative Trustee, such Trustee shall be obligated only to execute and deliver any such amendment or supplement in such form as the Bond Issuers shall approve, as evidenced conclusively by the presentation of such amendment or supplement by the Bond Issuers to the applicable Trustee or Trustees for execution and delivery thereof on behalf of the Trust.

SECTION 3.2 Residual Matters. To the extent the Trust is required to take any actions that are incidental to, contemplated by or in furtherance of its purpose set forth in Section 2.3 hereof, which actions are not otherwise contemplated or addressed by this Declaration, or the Bond Issuers otherwise deem such actions to be necessary or advisable and in the best interests of the Certificate holders, each Administrative Trustee is hereby authorized to cause the Trust to take such actions.

ARTICLE IV. THE TRUSTEES

SECTION 4.1 Appointment. For valuable consideration received, it is mutually covenanted and agreed that (a) the Delaware Trustee has been, and by this document is, appointed to serve as the trustee of the Trust in the State of Delaware pursuant to Section 3807 of the Statutory Trust Act and (b) each Administrative Trustee is hereby appointed to serve as a trustee of the Trust.

SECTION 4.2 Duties and Responsibilities. It is understood and agreed that, the duties and responsibilities of: (a) the Delaware Trustee shall be limited to (i) executing and delivering on behalf of the Trust all Basic Documents to which the Trust or the Delaware Trustee may be a party, and any amendments or supplements to the foregoing, (ii) accepting legal process served on the Trust in the State of Delaware, (iii) the execution and delivery of all certifications required to be filed with the Secretary of State of the State of Delaware in order to form, maintain and terminate the existence of the Trust under the Statutory Trust Act as instructed by the Bond Issuers, and (iv) the taking of only such other actions as are specifically assigned to it by this Declaration; and (b) each Administrative Trustee shall be limited to (i) executing and delivering on behalf of the Trust all other documents and instruments not specifically required to be executed and delivered by the Delaware Trustee as may be necessary or desirable to issue the Certificates pursuant to the provisions of the Certificate Indenture and to purchase the Bonds pursuant to the Bond Purchase Agreements, and any amendments or supplements to the foregoing and (ii) the taking of only such other actions as are specifically assigned to it by this Declaration, including the matters contemplated by Section 3.2 hereof. No implied covenants or obligations shall be read into this Declaration against any Trustee. No Trustee nor any of its respective officers, directors, employees, agents or affiliates shall have any implied duties (including law fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Trust, which implied duties and liabilities are hereby eliminated. The permissive right of the Trustees to take any action hereunder or under any other Basic Document shall not be construed as a duty.

SECTION 4.3 Prohibited Actions. Except as otherwise expressed herein and as permitted under the Basic Documents, the Trustees shall not (i) take any action with respect to any election by the Trust to file an amendment to this Declaration, (ii) amend, change, modify or terminate any Basic Document, or (iii) sell the Bonds of any Bond Issuer, any other Trust Property or any interest therein.

SECTION 4.4 Acceptance of the Trusts. By the execution hereof, the Trustees accept the trusts created hereinabove.

SECTION 4.5 Limitation of Liability. Except as otherwise expressly required by this Declaration and except for its own willful misconduct or negligence in the performance of its specified duties under this Declaration, no Trustee shall have any duty or liability with respect to the administration of the Trust, the investment of the Trust’s property or the payment of dividends or other distributions of income or principal to the holders of the Certificates. No Trustee shall be liable for the acts or omissions of the Certificate Trustee nor shall any Trustee be liable for supervising or monitoring the performance of the duties and obligations of the Trust, the Certificate Trustee, any other Trustee, the Servicers, any document custodian or any other Person hereunder or under any Basic Document or otherwise. No Trustee shall be personally liable under any circumstances, except for its own willful misconduct or negligence. In particular, but not by way of limitation:

(a) the Delaware Trustee shall not be personally liable for any error of judgment made in good faith by any officer within the corporate trust department of the Delaware Trustee who has been assigned to perform or provide trustee functions or services on behalf of the Trust nor shall any Administrative Trustee be personally liable for any error of judgment made in good faith by any of its officers, employees or agents who have been assigned to perform or provide trustee functions or services on behalf of the Trust;

(b) no provision of this Declaration shall require any Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if such Trustee shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured or provided to it;

(c) it is expressly understood and agreed by the parties hereto that (i) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association, CEI, OE or TE, but is made and intended for the purpose of binding only the Trust, (ii) nothing herein contained shall be construed as creating any liability of U.S. Bank Trust National Association, CEI, OE or TE, individually or personally, to perform any covenant of the Trust either expressed or implied contained herein, all such liability, if any, deemed waived by the parties who are signatories to this Declaration and by any person or entity (each, a “Person”) claiming by, through or under such parties and (iii) under no circumstances shall U.S. Bank Trust National Association, CEI, OE or TE be personally liable for the payment of any indebtedness or expenses of the Trust (other than expenses subject to reimbursement as contemplated by Section 2.6 above), or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by or on behalf of the Trust under this Declaration;

(d) the Trustees shall not be personally responsible for the validity or sufficiency of this Declaration or the Certificates or for the due execution hereof by the Bond Issuers or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Property;

(e) in the exercise or administration of the trusts hereunder, each Trustee (i) may act directly or through agents (including affiliates), attorneys, custodians or nominees pursuant to agreements entered into with any of them, and such Trustee shall not be liable for the default or misconduct or supervision of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by such Trustee in good faith and (ii) may, at the expense of the Bond Issuers, consult with attorneys, accountants and other skilled Persons to be selected in good faith and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such attorneys, accountants or other skilled Persons;

(f) except as expressly provided in this Section 4.5, in accepting and performing the trusts hereby created, each Trustee acts solely as trustee for the Trust and not in its individual capacity, and all Persons having any claim against any Trustee by reason of the transactions contemplated by this Declaration shall look only to the Trust’s property for payment or satisfaction thereof;

(g) the Delaware Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Trust Property shall be to deal with such property in a manner similar to the manner in which the Delaware Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Delaware Trustee under this Declaration;

(h) the Delaware Trustee has not prepared or verified, and shall not be responsible or liable for, any information, disclosure or other statement in any disclosure or offering document or in any other document issued or delivered in connection with the sale or transfer of the Certificates or the Bonds;

(i) the Trustees shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Trust Property or the payment of any taxes or assessments levied thereon or in connection therewith;

(j) the Delaware Trustee shall not be liable for any interest on any moneys received by it on behalf of the Trust, except as the Delaware Trustee may otherwise agree with the Bond Issuers in writing;

(k) moneys held by the Delaware Trustee on behalf of the Trust need not be segregated from other moneys except as the Delaware Trustee may otherwise agree with the Bond Issuers or as otherwise required by law;

(l) no Trustee shall be under any obligation to exercise any of the rights or powers vested in it by this Declaration, or to institute, conduct or defend any litigation under this Declaration or otherwise in relation to the Trust, this Declaration or any Basic Document, at the request or direction of any of the Bond Issuers, the Certificateholders, the Settlors, any other Trustee or any other Person, unless such Persons have offered to such Trustee and, in the case of the Delaware Trustee, U.S. Bank Trust National Association, security or indemnity satisfactory to it against the costs, expenses (including reasonable legal fees and expenses) and liabilities that might be incurred by such Trustee or U.S. Bank Trust National Association, as the case may be, in compliance with such request or direction. The right of any Trustee to perform any discretionary act enumerated in this Declaration or in any Basic Document shall not be construed as a duty, and such Trustee shall not be answerable or personally liable to any Person for any such act other than liability to the Trust and the beneficial owners for its own negligence or willful misconduct in the performance in any such act;

(m) no Trustee shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document;

(n)(i) the Delaware Trustee shall not be deemed to have knowledge of any fact or event unless an officer in the corporate trust office of the Delaware Trustee having direct responsibility for administration of the Declaration (a “Responsible Officer”) has actual knowledge thereof or unless written notice of such fact or event is received by a Responsible Officer and such notice references the fact or event and (ii) no Administrative Trustee shall be deemed to have knowledge of any fact or event unless an officer having direct responsibility for administration of the Declaration has actual knowledge thereof or unless written notice of such fact or event is received by such an officer and such notice references the fact or event;

(o) each of the parties hereto hereby agrees and, as evidenced by its acceptance of any benefits hereunder, any Certificateholder agrees that neither Trustee, in any capacity (x) has provided or will provide in the future, any advice, counsel or opinion regarding the tax, financial, investment, securities law or insurance implications and consequences of the formation, funding and ongoing administration of the Trust, and (y) has made any investigation as to the accuracy of any representations, warranties or other obligations of the Trust under the Basic Documents; and

(p) each Trustee shall have the right at any time to seek instructions concerning the administration of the Trust, or from any court of competent jurisdiction. Each Trustee shall take such action or refrain from taking such action under this Declaration as it may be directed in writing by the Bond Issuers or, in the case of the Delaware Trustee, any Administrative Trustee ( in each case, an “Instructing Party”) from time to time; provided, however, that such Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve such Trustee in personal liability or is contrary to the terms of this Declaration or of any document contemplated hereby to which the Trust is a party or is otherwise contrary to law. If at any time such Trustee determines that it requires or desires guidance regarding the application of any provision of this Declaration or any other document, then such Trustee may deliver a notice to an Instructing Party requesting written instructions as to the course of action desired by such Instructing Party and such instructions shall constitute full and complete authorization and protection for actions taken by such Trustee in reliance thereon. If such Trustee does not receive such instructions within five (5) Business Days after it has delivered to such Instructing Party such notice requesting instructions, or such shorter period of time as may be set forth in such notice, it shall refrain from taking any action with respect to the matters described in such notice. Each instruction delivered by an Instructing Party to such Trustee shall certify to such Trustee that any actions to be taken pursuant to such instruction comply with the terms of this Declaration and such Trustee may rely on such certification and instruction without inquiry except to the extent it has actual knowledge to the contrary.

SECTION 4.6 Compensation and Reimbursement; Indemnification.

(a) Pursuant to the Fee and Indemnity Agreement, each Bond Issuer has agreed to pay, or cause to be paid, to the Delaware Trustee from time to time compensation for its services and to reimburse it for its reasonable expenses hereunder. The Delaware Trustee shall have no recourse against the Bonds of any Bond Issuer, the payments received thereon or the proceeds therefrom, for the payment of such compensation or for the reimbursement of such expenses.

(b) Pursuant to the Fee and Indemnity Agreement, each Bond Issuer has agreed to indemnify, defend and hold harmless the Delaware Trustee and any of the affiliates, officers, directors, employees and agents of the Delaware Trustee (the “Delaware Trustee Indemnified Persons”) from and against any and all losses, claims, actions, suits, taxes, damages, costs, expenses (including the reasonable fees and expenses of its counsel) and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, “Delaware Trustee Expenses”), to the extent that such Delaware Trustee Expenses arise out of or are imposed upon or asserted against such Delaware Trustee Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of this Declaration or the transactions contemplated hereby; provided, however, that no Bond Issuer is, nor shall it be, required to indemnify any Delaware Trustee Indemnified Person for any Delaware Trustee Expenses that result from the willful misconduct or negligence of such Delaware Trustee Indemnified Person. Pursuant to the Fee and Indemnity Agreement, the obligations of the Bond Issuers to indemnify the Delaware Trustee Indemnified Persons shall survive the termination of this Declaration and the resignation or removal of the Delaware Trustee. The Delaware Trustee is hereby authorized to execute the Fee and Indemnity Agreement on behalf of the Trust and to enforce the terms thereof on its own behalf and on behalf of the Trust.

(c) Notwithstanding anything to the contrary in this Declaration, the Delaware Trustee shall have no recourse against the Bonds of any Bond Issuer or the payments thereon and proceeds thereof, for payment of any amounts required to be paid to the Delaware Trustee under the Fee and Indemnity Agreement. Each Bond Issuer’s obligations to make payments of such amounts to any Trustee shall be subject to the priorities and Cap (as defined in the Bond Indenture) set forth in Section 8.02(e) of its Bond Indenture.

SECTION 4.7 Resignation. Any Trustee may resign upon 30 days’ prior written notice to the Certificate Trustee, the Bond Issuers, the other Trustees and the Trust; provided, however, that a successor Delaware Trustee or Administrative Trustee, as the case may be, satisfactory to the Bond Issuers shall have been appointed and agreed to serve. If a successor Delaware Trustee or Administrative Trustee, as the case may be, shall not have been appointed by the Bond Issuers within such 30-day period, the Delaware Trustee or Administrative Trustees may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Delaware Trustee or Administrative Trustee, as the case may be. Any successor Delaware Trustee must satisfy the requirement of Section 3807(a) of the Statutory Trust Act.

SECTION 4.8 Merger or Consolidation of Delaware Trustee. Any Person into which the Delaware Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Delaware Trustee shall be a party, or any Person which succeeds to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor Delaware Trustee under this Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto (except for the filing at the expense of the Trust of an amendment to the Trust’s certificate of trust if required by law), notwithstanding anything to the contrary herein; provided, however, that such successor Delaware Trustee shall satisfy the requirement of Section 3807(a) of the Statutory Trust Act.

SECTION 4.9 Appointment of Co-Trustee or Separate Trustee.

(a) Whenever (i) it shall be deemed necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Trust Property shall be situated or to make any claim or bring any suit with respect to the Trust Estate or (ii) the Delaware Trustee shall be advised by counsel that it is necessary or prudent, the Delaware Trustee shall execute and deliver an agreement supplemental hereto and any other required supplemental instruments and agreements, and shall take all other actions necessary or proper to appoint one or more Persons either as co-trustee or co-trustees jointly with the Delaware Trustee of all or any part of the Trust Property, or as separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate or any part thereof and such rights or duties as may be necessary or desirable, all for such period and under such terms and conditions as are satisfactory to the Delaware Trustee. No co-trustee or separate trustee shall be required to meet the terms of eligibility as a successor Delaware Trustee pursuant to Section 4.7. If any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Delaware Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. All rights, powers, duties and obligations conferred or imposed upon the Delaware Trustee shall be conferred or imposed upon and exercised or performed by the Delaware Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Delaware Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Delaware Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Delaware Trustee;

SECTION 4.10 Representations and Warranties of the Trustees. (a) The Delaware Trustee hereby represents and warrants to each other party hereto as follows:

(i) It is a national association duly organized, validly existing and in good standing under the laws of the United States;

(ii) It has full power, authority and legal right to execute, deliver and perform this Declaration, and has taken all necessary action to authorize the execution, delivery and performance by it of this Declaration;

(iii) The execution, delivery and performance of this Declaration by the Delaware Trustee (A) do not violate any requirement of federal law or the law of the State of Delaware governing its banking and trust powers or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to it or any of its assets, (B) do not violate any provision of its charter or bylaws, and (C) do not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties included in the Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on its performance or its ability to perform its duties as Delaware Trustee under this Declaration or on the transactions contemplated by this Declaration;

(iv) The execution, delivery and performance of this Declaration by the Delaware Trustee shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of banks or trust companies in the jurisdiction in which the Trust was formed (except for the filing of the Certificate of Trust with the Secretary of State of the State of Delaware); and

(v) This Declaration has been duly executed and delivered by the Delaware Trustee and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes the legal, valid and binding agreement of it, enforceable against it in accordance with the terms of this Declaration, except as enforceability may be limited by bankruptcy, insolvency, reorganization, and other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(b) Each Administrative Trustee hereby represents and warrants to each other party hereto as follows:

(i) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio;

(ii) It has full power, authority and legal right to execute, deliver and perform this Declaration, and has taken all necessary action to authorize the execution, delivery and performance by it of this Declaration;

(iii) The execution, delivery and performance of this Declaration by such Administrative Trustee (A) do not violate any requirement of federal law or the law of the State of Ohio governing it or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to it or any of its assets, (B) do not violate any provision of its charter or bylaws, and (C) do not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on its performance or its ability to perform its duties as Administrative Trustee under this Declaration or on the transactions contemplated by this Declaration;

(iv) The execution, delivery and performance of this Declaration by such Administrative Trustee shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency having jurisdiction over it or its properties, except such as have been given or obtained; and

(v) This Declaration has been duly executed and delivered by such Administrative Trustee and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes the legal, valid and binding agreement of it, enforceable against it in accordance with the terms of this Declaration, except as enforceability may be limited by bankruptcy, insolvency, reorganization, and other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 4.11 Reliance; Advice of Counsel.

(a) No Trustee shall incur liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties or need investigate any fact or matter pertaining to or in any such document. Each Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate or limited liability company party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect unless and until such Trustee receives a certified copy of a resolution of such board of directors or other governing body revoking the same. As to any fact or matter the method of the determination of which is not specifically prescribed herein, each Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized persons of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to it for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the Trust and in the performance of its duties and obligations under this Declaration and the Basic Documents, each Trustee: (i) may, at the expense of the Bond Issuers (to the extent provided in the Fee and Indemnity Agreement or the Servicing Agreements, as applicable) or any other party, act directly or through its agents, attorneys, custodians or nominees (including, if necessary, the granting of a power of attorney to any of its officers not otherwise authorized to execute and deliver any Basic Document, Certificate or other document related thereto and to take any action in connection therewith on behalf such Trustee) pursuant to agreements entered into with any of them, and such Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by such Trustee with reasonable care; and (ii) may, at the expense of the Bond Issuers (to the extent provided in the Fee and Indemnity Agreement or the Servicing Agreements, as applicable) or any other party, consult with counsel, accountants and other professionals to be selected with reasonable care by it. No Trustee shall be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons reasonably relied on and which, according to such opinion or advice, is not contrary to this Declaration or any other Basic Document.

SECTION 4.12 Delaware Trustee May Own Certificates. The Delaware Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may deal with CEI, OE or TE,

the Bond Issuers, the Bond Trustee, the Certificate Trustee, the Servicers, the Administrative Trustees and their respective affiliates and with the holders of the Certificates in transactions in the same manner as the Delaware Trustee would have if it were not a trustee under this Declaration.

ARTICLE V. REPRESENTATION AND WARRANTIES OF THE BOND ISSUERS

SECTION 5.1 Representations and Warranties of Bond Issuers. Each Bond Issuer as a settlor of the Trust severally represents and warrants, as of the date hereof and as of the issuance date of the Certificates, as follows:

(a) Such Bond Issuer has full power, authority and legal right, and has taken all action necessary, to execute and deliver and perform this Declaration;

(b) The execution, delivery and performance by such Bond Issuer of this Declaration do not and will not violate any law or regulation applicable to it or violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to, any mortgage, indenture, contract, agreement or other undertaking to which such Bond Issuer is a party;

(c) This Declaration has been duly executed and delivered by such Bond Issuer and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, and other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(d) The Trust is not required to be registered as an investment company under the Investment Company Act of 1940, as amended; and

(e) The execution, delivery or performance of this Declaration shall not require consent, approval or authorization of any governmental authority or any agency other than those already obtained.

ARTICLE VI. TERMINATION OF DECLARATION

SECTION 6.1 Termination of the Trust. The respective obligations and responsibilities of the Bond Issuers, the Trustees and the Trust shall terminate, and the Trust shall be dissolved and its affairs wound up, only upon the expiration of, one year and one day following the distribution to all holders of the Certificates of all amounts required to be distributed to them pursuant to the Certificate Indenture and the disposition of all other property, if any, held as part of the Trust Property with respect to such Certificates. Upon dissolution of the Trust, the Bond Issuers shall make reasonable provision for payment of all claims and obligations of the Trust in accordance with Section 3808 of the Statutory Trust Act and, in connection therewith, shall pay or provide for the payment of all remaining liabilities of the Trust, and the Trustees (with respect to the Trust), but, in the case of the Delaware Trustee, solely from amounts payable by the Bond Issuers under the Fee and Indemnity Agreement, and upon completion of the winding up of the Trust, at the written instruction of the Bond Issuers, the Delaware Trustee shall file a certificate of cancellation under the Statutory Trust Act and the Trust, shall terminate. Any fees or expenses associated with such filing payable to the Delaware Trustee shall be paid from amounts payable by the Bond Issuers under the Fee and Indemnity Agreement.

ARTICLE VII. MISCELLANEOUS

SECTION 7.1 No Legal Title to Trust Property. As provided in Section 2.4(c) hereof, the Bond Issuers shall not have legal title to any part of the Trust Property.

SECTION 7.2 Limitations on Rights of Others. Except as otherwise provided herein, the provisions of this Declaration are solely for the benefit of the Bond Issuers, the Delaware Trustee, the Administrative Trustees, the Certificate Trustee and the holders of the Certificates, and nothing in this Declaration, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Declaration or any covenants, conditions or provisions contained herein.

SECTION 7.3 Notices.

(a) Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Declaration shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States mail, courier service, facsimile transmission or electronic mail (confirmed by telephone, United States mail or courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, if to the Trust, to:

U.S. Bank Trust National Association,

as Delaware Trustee for the FirstEnergy Ohio PIRB Special Purpose Trust 2013

190 S. LaSalle Street, 7th Floor

Mail Code: MK-IL-SL7R

Chicago, IL 60603

Attention: FirstEnergy Ohio PIRB Special Purpose Trust 2013

Facsimile: 312-332-7996

Telephone: 312-332-7496

E-mail: Melissa.Rosal@usbank.com

with copies to the Bond Issuers at the addresses listed below.

if to the CEI Bond Issuer, to:

CEI Funding LLC

c/o FirstEnergy Corp.

76 South Main Street

Akron, OH 44308

Attention: James W. Burk, Counsel of Record

Facsimile: 330-384-3875

Telephone: 330-384-5861

if to the OE Bond Issuer, to:

OE Funding LLC

c/o FirstEnergy Corp.

76 South Main Street

Akron, OH 44308

Attention: James W. Burk, Counsel of Record

Facsimile: 330-384-3875

Telephone: 330-384-5861

if to the TE Bond Issuer, to:

TE Funding LLC

c/o FirstEnergy Corp.

76 South Main Street

Akron, OH 44308

Attention: James W. Burk, Counsel of Record

Facsimile: 330-384-3875

Telephone: 330-384-5861

if to the Administrative Trustee, to:

The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company

76 South Main Street

Akron, OH 43038

Attention: James W. Burk, Counsel of Record

Facsimile: 330-384-3875

Telephone: 330-384-5861

if to the Delaware Trustee, to:

U.S. Bank Trust National Association,

    as Delaware Trustee for the FirstEnergy Ohio PIRB Special Purpose Trust 2013

190 S. LaSalle Street, 7th FloorMail Code: MK-IL-SL7R

Chicago, IL 60603

Attention: FirstEnergy Ohio PIRB Special Purpose Trust 2013

Facsimile: 312-332-7996

Telephone: 312-332-7496

E-mail: Melissa.Rosal@usbank.com

(b) The Trust, the Bond Issuers, the Administrative Trustees or the Delaware Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

SECTION 7.4 Severability. If any one or more of the covenants, agreements, provisions or terms of this Declaration shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Declaration and shall in no way affect the validity or enforceability of the other provisions of this Declaration.

SECTION 7.5 Amendments Without Consent of Holders. Notwithstanding any provision of this Declaration other than Section 7.7(e) hereof, including Section 7.6 hereof, this Declaration may be amended by the Delaware Trustee, the Administrative Trustees and the Bond Issuers without the consent of any of the holders of the Certificates or any other Person (and with prior notice to the rating agencies named in the Certificate Indenture) to (i) cure any ambiguity; (ii) correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision in this Declaration; (iii) add to the covenants, restrictions or obligations of the Delaware Trustee or the Administrative Trustees for the benefit of the holders of the Certificates; (iv) evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Trust Property and add to or change any provisions as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee; or (v) add, change or eliminate any other provision of this Declaration in any manner that shall not, as evidenced by an opinion of counsel addressed to the Bond Issuers, the Delaware Trustee, the Administrative Trustees and the Certificate Trustee, adversely affect in any material respect the powers, preferences or special rights of the holders of the Certificates; provided, however, that this Declaration shall not be amended in any manner which (i) would cause the Trust to be characterized as other than a “grantor trust” for federal income tax purposes or (ii) would affect the rights of the Bond Issuers hereunder or under the Basic Documents without the prior written consent of the Bond Issuers or receipt of an opinion of counsel addressed to the Bond Issuers, the Delaware Trustee, the Administrative Trustees and the Certificate Trustee to the effect that such amendment does not adversely affect, in any manner, the interests of the Bond Issuers under this Declaration or the Basic Documents. After the execution of any such amendment, the Delaware Trustee shall furnish a copy thereof to the rating agencies named in the Certificate Indenture.

SECTION 7.6 Amendments With Consent of Holders. Subject to Section 7.7(e) hereof, this Declaration may be amended from time to time by the Delaware Trustee, the Administrative Trustees and the Bond Issuers with the consent of the Certificate Trustee (acting at the instruction of the holders of Certificates whose Certificates evidence not less than a majority of the outstanding principal amount of each affected Tranche of the Certificates as of the close of business on the preceding Certificate payment date) (which consent, whether given pursuant to this Section 7.6 or pursuant to any other provision of this Declaration or the Certificate Indenture, shall be conclusive and binding on each Certificate holder and on all future holders of such Certificate and of any Certificates issued upon the transfer therefor or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificates) (and with prior notice to the rating agencies named in the Certificate Indenture) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Declaration, or of modifying in any manner the rights of the holders of the Certificates; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, payments that shall be required to be made on any Certificate without the consent of the holder thereof; (b) adversely affect the rating of any Certificate without the consent of each holder of an affected Certificate; or (c) reduce the foregoing majority requirement for consent to any such amendment, without the consent of each holder of Certificates then outstanding. Prior to the execution of any such amendment, supplement or consent, the Administrative Trustees shall furnish written notification of the substance of such amendment, supplement or consent to the rating agencies named in the Certificate Indenture. After the execution of any such amendment, supplement or consent, the Delaware Trustee shall furnish a copy thereof to the rating agencies named in the Certificate Indenture.

SECTION 7.7 Form of Amendments.

(a) Promptly after the execution of any amendment, supplement or consent pursuant to Sections 7.5 and 7.6, the Delaware Trustee shall furnish written notification of the substance of such amendment or consent to the Certificate Trustee and the Bond Issuers.

(b) The manner of obtaining such consents (and any other consents of holders of the Certificates provided for in this Declaration or in any other Basic Document) and of evidencing the authorization of the execution thereof by holders of the Certificates shall be subject to such reasonable requirements as the Administrative Trustees may prescribe to the extent not inconsistent with the provisions of the Basic Documents.

(c) Promptly after the execution of any amendment to the Certificate of Trust, the Delaware Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.

(d) Prior to the execution of any amendment to this Declaration, the Delaware Trustee, the Administrative Trustees and the Certificate Trustee shall receive an opinion of counsel to the effect that (i) the execution of such amendment is authorized or permitted by this Declaration, (ii) all conditions precedent to the execution of such amendments have been met and (iii) such execution will not adversely affect the treatment of the Trust as a “grantor trust” for federal income tax purposes.

(e) The Delaware Trustee may, but shall not be obligated to, enter into any such amendment that affects and only affects the Delaware Trustee’s own rights, duties or immunities under this Declaration or otherwise. No amendment of this Declaration that affects the rights, duties or immunities of the Certificate Trustee or any Administrative Trustee under this Declaration or otherwise shall be effective without the prior written consent of such Certificate Trustee or Administrative Trustee, as applicable.

SECTION 7.8 Counterparts. This Declaration may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 7.9 Successors. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the Bond Issuers, the Trust, the Delaware Trustee and the Administrative Trustees and their respective successors and permitted assigns, all as herein provided.

SECTION 7.10 No Petition Covenant. Notwithstanding any other provision of this Declaration or any Basic Document and notwithstanding any prior termination of this Declaration, the Trust (or the Delaware Trustee on behalf of the Trust) and the Bond Issuers shall not, prior to the date which is one year and one day after the termination of this Declaration, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

SECTION 7.11 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 7.12 Governing Law. THIS DECLARATION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[Signature page follows.]

IN WITNESS WHEREOF, the Delaware Trustee, the Administrative Trustee and the Bond Issuers have caused this Declaration to be duly executed by duly authorized officers, all as of the day and year first above written.

CEI FUNDING LLC, as a Settlor

By:	/s/ Steven R. Staub
Name:	Steven R. Staub
Title:	Vice President and Treasurer

OE FUNDING LLC, as a Settlor

By:	/s/ Steven R. Staub
Name:	Steven R. Staub
Title:	Vice President and Treasurer

TE FUNDING LLC, as a Settlor

By:	/s/ Steven R. Staub
Name:	Steven R. Staub
Title:	Vice President and Treasurer

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, as Administrative Trustee

By:	/s/ Steven R. Staub
Name:	Steven R. Staub
Title:	Vice President and Treasurer

OHIO EDISON COMPANY, as Administrative Trustee

By:	/s/ Steven R. Staub
Name:	Steven R. Staub
Title:	Vice President and Treasurer

THE TOLEDO EDISON COMPANY, as Administrative Trustee

By:	/s/ Steven R. Staub
Name:	Steven R. Staub
Title:	Vice President and Treasurer

U.S. BANK TRUST NATIONAL ASSOCIATION, as Delaware Trustee

By:	/s/ Melissa Rosal
Name:	Melissa Rosal
Title:	Vice President

EXHIBIT A

FORM OF CERTIFICATE OF TRUST

OF

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013

THIS Certificate of Trust of FirstEnergy Ohio PIRB Special Purpose Trust 2013 (the “Trust”) is being duly executed and filed by the undersigned, not in its individual capacity but solely as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust is FirstEnergy Ohio PIRB Special Purpose Trust 2013.

2. Delaware Trustee. The name and address of a trustee of the Trust having its principal place of business in the State of Delaware are U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801.

3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has duly executed this Certificate of Trust in accordance with Section 3811 of the Act.

U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Delaware Trustee of the Trust

By:
Name:	Melissa Rosal
Title:	Vice President